NOTICE AND ACCESS NOTIFICATION TO SHAREHOLDERS

You are receiving this notification because Metalla Royalty & Streaming Ltd. (the "Corporation") has opted to use the "notice and access" model for the delivery of its Information Circular (the "Information Circular") to its shareholders in respect of its Annual General Meeting of Shareholders to be held on November 6, 2019 (the "Meeting").

Under "notice and access", instead of receiving paper copies of the Information Circular, shareholders are receiving this notice with information on how to access the Information Circular electronically. Shareholders will also be receiving a proxy or voting instruction form, as applicable, together with this notification to use to vote at the Meeting.

The use of this alternative means of delivery is more environmentally friendly and more economical. It reduces the Corporation’s paper and printing use, and it also reduces the Corporation’s printing and mailing costs.

MEETING DATE AND LOCATION

WHEN:	November 6, 2019 10:00 a.m. (Vancouver Time)	WHERE:	Suite 501, 543 Granville Street Vancouver, British Columbia V6C 1X8

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS AT THE MEETING:

1.

FIXING THE NUMBER OF DIRECTORS: To fixing the number of directors of the Corporation at five (5). See the section titled "Particulars of Matters to be acted Upon – Set Number of Directors to be Elected" in the Information Circular;

2.	ELECTION OF DIRECTORS: To elect directors of the Corporation for the ensuing year. See the section titled "Particulars of Matters to be acted Upon – Election of Directors" in the Information Circular.

3.

APPOINTMENT OF AUDITORS: To appoint KPMG LLP, Chartered Professional Accountants, as the auditor of the Corporation for the ensuing year and to authorize the directors to fix their remuneration. See the section titled "Particulars of Matters to be acted Upon – Appointment and Remuneration of Auditor" in the Information Circular.

4.

APPROVAL OF SHARE COMPENSATION PLAN: To consider and, if thought advisable, to pass, with or without variation, an ordinary resolution to approve the Corporation’s new Share Compensation Plan, as more particularly described in the accompanying management information circular. See the section titled"Particulars of Matters to be acted Upon – Approval of Share Compensation Plan" in the Information Circular.

5.	OTHER BUSINESS: To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

SHAREHOLDERS ARE REMINDED TO REVIEW THE INFORMATION CIRCULAR PRIOR TO VOTING.

WEBSITES WHERE THE INFORMATION CIRCULAR IS POSTED

The Information Circular can be viewed online under the Corporation’s profile at www.sedar.com or on the Corporation’s website at www.metallaroyalty.com.

The Financial Statement Request Card is included with the proxy and voting instruction form.

HOW TO OBTAIN PAPER COPIES OF THE INFORMATION CIRCULAR

Shareholders may request paper copies of the meeting materials, including the audited consolidated financial statements of the Corporation for the year ended May 31, 2019 and the report of the auditor’s therein and related Management’s Discussion and Analysis by first class mail, courier or the equivalent at no cost to the shareholder. Requests may be made up to one year from the date the Information Circular was filed on SEDAR by email to info@metallaroyalty.com or by calling (604) 696-0741 (collect calls accepted).

For shareholders who wish to receive paper copies of the Information Circular in advance of the voting deadline, requests must be received no later than October 23, 2019. The Information Circular will be sent to such shareholders within three business days of their request if such requests are made before the Meeting. Following the Meeting, the Information Circular will be sent to such shareholders within ten days of their request. Requests must be made by email to info@metallaroyalty.com or by calling (604) 696-0741 (collect calls accepted).

Those shareholders with existing instructions on their account to receive a paper copy of meeting materials will receive a paper copy of the Information Circular with this notification.

VOTING

YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your securities, you must vote using the method set out in the enclosed voting instruction form or proxy.

Registered shareholders are asked to return their proxies using the following methods by the proxy deposit date noted on your proxy:

INTERNET:	www.investorvote.com
Follow the instructions using the 15 digit control number noted on your proxy.

MAIL:	Complete the form of proxy or any other proper form of proxy, sign it and mail it to
Computershare at:

Computershare Investor Services Inc.
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, Canada M5J 2Y1

TELEPHONE:	1.866.732.8683 (North America)
1.312.588.4290 (If outside North America)
You will need the 15 digit control number noted on your proxy.

Non-registered shareholders may vote or appoint a proxy using their voting instruction form. You should carefully follow the instructions of your intermediary, including those regarding when and where the completed proxy or voting instruction form is to be delivered.

FOR ANY QUESTIONS

Shareholders with questions about Notice and Access can contact the Corporation at info@metallaroyalty.com or by calling (604) 696-0741.

DATED at Vancouver, British Columbia, this 24th day of September, 2019.

BY ORDER OF THE BOARD

(signed) "Kim C. Casswell"
Kim C. Casswell
Corporate Secretary